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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Global Bond Fund for Investment and Retirement:



We consent to the use in Post-Effective Amendment No. 15 to Registration Statement No. 33-6091 of our report dated February 3, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP

Princeton, New Jersey

April 25, 1997